EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual report of Titan Global Holdings, Inc. (the “Company”) on Form 10-QSB for the period ending November 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bryan Chance, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Titan Global Holdings, Inc. and will be retained by Titan Global Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: January 16, 2007	By: /s/ Bryan Chance
Bryan Chance Chief Executive Officer

33